FLORIDA DEPARTMENT OF STATE
Division of Corporations

January 19, 2007

JOSEPH I. EMAS, ESQ.
1224 WASHINGTON AVENUE
MIAMI BEACH, FL 33139

The Certificate of Domestication and Articles of Incorporation for PHINDER TECHNOLOGIES, INC. were filed on January 16, 2007 effective April 1, 1999, and assigned document number P07000007738. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. A corporation annual report must be filed with this office between January 1 and May 1 of each year beginning with the calendar year following the year of the filing/effective date noted above and each year thereafter. Failure to file the annual report on time may result in administrative dissolution of your corporation.

A federal employer identification (FEI) number must be shown on the annual report form prior to its filing with this office. Contact the Internal Revenue Service to insure that you receive the FEI number in time to file the annual report. To obtain a FEI number, contact the IRS at 1-800-829-3676 and request form SS-4 or by going to their website at www.irs.ustreas.gov.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have any further questions regarding this matter, please feel free to telephone (850) 245-6052, the New Filings Section.

Valerie Herring
Document Specialist
Division of Corporations

Letter Number: 107A00004366

State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Domestication and Articles of Incorporation for PHINDER TECHNOLOGIES, INC., filed on January 16, 2007 effective April 1, 1999, as shown by the records of this office.

The document number of this corporation is P07000007738.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Nineteenth day of January, 2007

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State

CR2EO22 (01-07)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

07 JAN 16 AM 8: 19

CERTIFICATE OF DOMESTICATION

The undersigned, John Van Arem (Name), President (Title),

of Phinder Technologies, Inc. (Corporation Name) a foreign corporation.

in accordance with s. 607.1801, Florida Statutes, does hereby certify:

1. The date on which corporation was first formed was April 01, 1999.
2. The jurisdiction where the above named corporation was first formed, incorporated, or otherwise came into being was Ontario, Canada
3. The name of the corporation immediately prior to the filing of this Certificate of Domestication was Phinder Technologies, Inc.
4. The name of the corporation, as set forth in its articles of incorporation, to be filed pursuant to s. 607.0202 and 607.0401 with this certificate is Phinder Technologies, Inc.
5. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or any other equivalent jurisdiction under applicable law, immediately before the filing of the Certificate of Domestication was Ontario, Canada
6. Attached are Florida articles of incorporation to complete the domestication requirements pursuant to s. 607.1801.

I am President of Phinder Technologies, Inc.

and am authorized to sign this Certificate of Domestication on behalf of the corporation and have done so this the ____ day of ________, ____.

(Authorized Signature)

Filing Fee:

Certificate of Domestication	**$50.00**
Articles of Incorporation and Certified Copy	**$78.75**
Total to domesticate and file	**$128.75**

INH513 (4/00)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

07 JAN 16 AM 8: 19

ARTICLES OF INCORPORATION
OF
PHINDER TECHNOLOGIES, INC.

IN COMPLIANCE WITH CHAPTER 607, F.S.

ARTICLE ONE

The name of the corporation is PHINDER TECHNOLOGIES, INC.

ARTICLE TWO

The address of the corporation's principal place of business is 181 University Avenue, Suite 210, Toronto, Ontario, Canada M5H 3M7 and mailing address in the State of Florida is 1224 Washington Avenue, Miami Beach, Florida 33139.

ARTICLE THREE

The initial directors and officers are as follows:

John van Arem:	President
Wayne Doss:	Director
Kevin Donahue:	Director

ARTICLE FOUR

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

ARTICLE FIVE

The total number of shares of capital stock which the corporation has authority to issue is 105,000,000 shares of capital stock, 100,000,000 shares of common stock par value $0.0001 and 5,000,000 shares of preferred stock, the rights and preference of which shall be determined solely by the members of the Board of Directors of the corporation.

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

07 JAN 16 AM 8: 19

ARTICLE EIGHT

The name and address of its initial incorporator is Joseph I. Emas, Esq, 1244 Washington Avenue, Miami Beach, Florida 33139. The name and address of its initial registered agent is Joseph I. Emas, Esq, 1244 Washington Avenue, Miami Beach, Florida 33139.

ARTICLE NINE

Meetings of stockholders may be held within or without the State of Florida, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE TEN

To the fullest extent permitted by the Florida Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation will not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Ten will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE ELEVEN

The corporation expressly elects not to be governed by Section 607.0901 and 607.0902 of the Florida Business Corporation Act.

ARTICLE TWELVE

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Articles of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Florida, and all rights conferred upon stockholders herein are granted subject to this reservation.

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I AM FAMILIAR WITH AND ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.

Joseph I. Emas/Registered Agent — January 11, 2007

Joseph I. Emas/Incorporator — January 11, 2007